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                                                                   EXHIBIT 23.02






                        CONSENTS OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 5, 1998 on our audit of the Historical Summary of Operating Revenues and Direct Operating Expenses of the properties acquired by Excel Realty Trust, Inc. for the year ended December 31, 1997, which is included in the Current Report on Form 8-K of Excel Realty Trust filed July 14, 1998. We also consent to the reference to our firm under the caption "Experts".



/s/ Squire & Co.
Squire & Company, PC
San Diego, California
November 17, 1998








We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated June 12, 1998 on our audit of the Historical Summary of Operating Revenues and Direct Operating Expenses of the properties acquired by Excel Realty Trust, Inc. for the year ended December 31, 1997, which is included in the Current Report on Form 8-K of Excel Realty Trust filed July 14, 1998. We also consent to the reference to our firm under the caption "Experts".




/s/ Squire & Co.
Squire & Company, PC
San Diego, California
November 17, 1998